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               NEW ENGLAND ELECTRIC SYSTEM AND SUBSIDIARIES
                        Consolidated Balance Sheet
                                (Unaudited)
                                                           September 30,
                                  ASSETS                      1997
                                  ------                      ----
                                                          (In Thousands)
Utility plant, at original cost                              $5,821,619
 Less accumulated provisions for depreciation
  and amortization                                            1,956,522
                                                             ----------
                                                              3,865,097
Construction work in progress                                    50,979
                                                             ----------
      Net utility plant                                       3,916,076
                                                             ----------
Oil and gas properties, at full cost                          1,296,337
 Less accumulated provision for amortization                  1,129,948
                                                             ----------
      Net oil and gas properties                                166,389
                                                             ----------

Investments:
 Nuclear power companies, at equity                              50,370
 Other subsidiaries, at equity                                   43,875
 Other investments                                              109,191
                                                             ----------
      Total investments                                         203,436
                                                             ----------
Current assets:
 Cash                                                             6,542
 Accounts receivable, less reserves of $20,395,000              219,411
 Unbilled revenues                                               61,828
 Fuel, materials and supplies, at average cost                   72,907
 Prepaid and other current assets                                71,423
                                                             ----------
      Total current assets                                      432,111
                                                             ----------
Deferred charges and other assets                               572,052
                                                             ----------
                                                             $5,290,064
                                                             ==========
                      CAPITALIZATION AND LIABILITIES
                      ------------------------------
Capitalization:
 Common share equity:
   Common shares, par value $1 per share:
     Authorized  - 150,000,000 shares
     Issued      -  64,969,652 shares
     Outstanding -  64,735,089 shares                        $   64,970
 Paid-in capital                                                736,773
 Retained earnings                                              934,357
 Treasury stock - 234,563 shares                                 (8,707)
 Unrealized gain on securities, net                               3,770
                                                             ----------
      Total common share equity                               1,731,163

 Minority interests in consolidated subsidiaries                 46,259
 Cumulative preferred stock of subsidiaries                     126,166
 Long-term debt                                               1,481,878
                                                             ----------
     Total capitalization                                     3,385,466
                                                             ----------
Current liabilities:
 Long-term debt due within one year                              82,910
 Short-term debt                                                139,700
 Accounts payable                                               132,950
 Accrued taxes                                                   25,139
 Accrued interest                                                21,487
 Dividends payable                                               37,046
 Other current liabilities                                      135,272
                                                             ----------
      Total current liabilities                                 574,504
                                                             ----------
Deferred federal and state income taxes                         723,576
Unamortized investment tax credits                               90,122
Other reserves and deferred credits                             516,396
                                                             ----------
                                                             $5,290,064
                                                             ==========

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